                                                                     Exhibit 9.1

                               VOTING AGREEMENT

          VOTING AGREEMENT, dated as of July 30, 2001 (this "Agreement"),
                                                             ---------
among those shareholders of coolsavings.com inc. listed on Exhibit A hereto
                                                           ---------
(each, a "Shareholder" and, collectively, the "Shareholders"), Landmark
          -----------                          ------------
Communications, Inc., a Virginia corporation, and Landmark Ventures VII, LLC, a Delaware limited liability company (with Landmark Communications, Inc., collectively, "Landmark").
               --------

          WHEREAS, each Shareholder beneficially owns the Common Shares, no par value per share ("Company Common Shares"), of coolsavings.com inc., a Michigan
                  ---------------------
corporation (the "Company"), set forth opposite such Shareholder's name on
                  -------
Exhibit A hereto (all such Company Common Shares, together with any other shares
---------
of the Company which any Shareholder hereinafter acquires (including without limitation any shares of Series C Preferred Stock, no par value per share), are referred to as the "Subject Shares");
                    --------------

          WHEREAS, Landmark and the Company are, simultaneously with the execution hereof, entering into a Securities Purchase Agreement, dated as of the date hereof (the "Purchase Agreement");
                  ------------------

          WHEREAS, the Board of Directors of the Company has adopted the Purchase Agreement, approved the transactions contemplated thereby, and recommended to the shareholders of the Company the merger of the Company with and into its subsidiary, coolsavings, inc., a Delaware corporation, pursuant to an Agreement and Plan of Merger substantially in the form attached as Exhibit B
                                                                      ---------
hereto (the "Merger");
             ------

          WHEREAS, the Shareholders and Landmark desire to enter into this Agreement to provide for, among other things, (1) the obligation of the Shareholders to vote their respective Subject Shares to adopt the Purchase Agreement and approve the transactions contemplated thereby and (2) the obligation of the Shareholders to vote their respective Subject Shares to approve the Merger;

          WHEREAS, each Shareholder acknowledges that Landmark is entering into the Purchase Agreement in reliance on the representations, warranties, covenants and other agreements of the Shareholders set forth in this Agreement; and

          NOW, THEREFORE, in consideration of the foregoing and mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

          SECTION 1.  Covenants of the Shareholders.
                      -----------------------------

          (a)  Voting of the Company Stock. Until the termination of this
               ---------------------------
Agreement, each Shareholder shall do the following:

               (1) be present, in person or represented by proxy, at each meeting (whether annual or special, and whether or not an adjourned or postponed meeting) of the shareholders of the Company, or any class thereof, however called, or in connection with any written consent of the shareholders of the Company, so that all the Subject Shares then entitled to vote may be counted for the purposes of determining the presence of a quorum at such meetings or in connection with such consent;

          (2) at each such meeting held and with respect to each such written consent, vote (or cause to be voted), or deliver a written consent (or cause a consent to be delivered) covering, all the Subject Shares held by such Shareholder (i) to adopt the Purchase Agreement and to approve the transactions contemplated thereby, and any action necessary or desirable in furtherance thereof, (ii) against any proposal for any recapitalization, amalgamation, merger, sale of assets or other business combination of or by the Company other than the transactions contemplated by the Purchase Agreement, or any other action or agreement that would in any such case result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Purchase Agreement or that would result in any of the conditions to the obligations of the Company under the Purchase Agreement not being fulfilled, (iii) to adopt the Approved Plan (as defined in the Purchase Agreement), and (iv) to approve the Merger, and any action necessary or desirable in the furtherance thereof; and

          (3) use its best efforts (within its respective power) to cause a majority in number representing 66 2/3% in value of the holders of the outstanding Common Shares of the Company voting in person or by proxy at the Company Shareholders Meeting to adopt the Purchase Agreement and to approve the transactions contemplated thereby.

Nothing contained in this Agreement shall in any way preclude or in any manner restrict a Shareholder's designee who is serving on the Company's Board of Directors from discharging that designee's fiduciary duties as a director of the Company in accordance with the terms of the Purchase Agreement. Each shareholder is executing this Agreement solely in his or her capacity as the record or beneficial owner of the Subject Shares held by such Shareholder.

     (b)  No Inconsistent Agreements. Until the termination of this Agreement,
          --------------------------
each Shareholder shall not enter into any voting agreement or grant a proxy or power of attorney with respect to the Subject Shares which is inconsistent with this Agreement.

     (c)  Review of Purchase Agreement. Each Shareholder acknowledges receipt
          ----------------------------
and review of a copy of the Purchase Agreement.

     (d)  Transfer.
          --------

          (1) During the term of this Agreement, each Shareholder shall not transfer record ownership or beneficial ownership, or both, of any Subject Shares without the prior written consent of Landmark. Notwithstanding anything to the contrary, each Shareholder shall be free to transfer record ownership or beneficial ownership, or both, of any Subject Shares to an entity controlling, controlled by, or under common control with, such Shareholder, provided that such transferee agrees in writing to be bound by this Agreement with respect to such transferred Subject Shares. For elimination of doubt, any transfer or proposed transfer pursuant to the preceding sentence shall not be deemed an "Acquisition Proposal" for purposes of this Agreement.

          (2) The certificates evidencing the Subject Shares shall bear the following legend reflecting the restrictions on the transfer of such securities contained in this Agreement:

          "The securities evidenced hereby are subject to the terms of that certain Voting Agreement, dated as of July 30, 2001, by and among Landmark Communications, Inc., Landmark Ventures VII, LLC, and certain investors identified therein, which includes certain voting agreements and restrictions on transfer. A copy of this Agreement has been filed with the Secretary of the Company and is available upon request."

          As promptly as practicable after the date hereof, the Shareholders shall deliver all certificates representing any Subject Shares to the Company to enable the Company to place the foregoing legend on such certificates.

          (3)  For the purposes of this Agreement, the term "transfer" means a
                                                             --------
     sale, an assignment, a grant, a transfer, a pledge, the creation of a lien or other disposition (including a Hedging Transaction) of any Subject Shares or any interest of any nature in any Subject Shares, including, without limitations, the "beneficial ownership" of such Subject Shares (as determined pursuant to Rule 13d-3 under the Exchange Act). For purposes of this Agreement, a "Hedging Transaction" means any short sale (whether or
                        -------------------
     not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Subject Shares.

     (e)  No Revocation. The voting agreements contained herein are coupled with
          -------------
an interest and may not be revoked, except by an amendment, modification or termination effected in accordance with the terms of this Agreement.

     SECTION 2.  Additional Covenants of the Shareholders.
                 ----------------------------------------

     (a)  Acquisition Proposal.  Each Shareholder shall not, and shall cause its
          --------------------
affiliates (other than the Company), the officers and directors of it and such affiliates, and its and such affiliate's employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of such Affiliates) not to, directly or indirectly, (i) initiate, solicit, encourage or knowingly facilitate (including by way of furnishing information) any inquiries or the making of any proposal or offer with respect to a merger, amalgamation, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company, or any purchase or sale of 20% or more of the consolidated assets of the Company, taken as a whole, or any purchase or sale of, or tender or exchange offer for, the equity securities of the Company that, if consummated, would result in any Person (or the stockholders of such Person) beneficially owning securities representing 20% or more of the total voting power of the Company (or of the surviving or continuing parent entity in such transaction) (any such proposal, offer or transaction (other than a proposal or offer made by Landmark) being hereinafter referred to as an "Acquisition Proposal") or (ii) have any
                               --------------------
discussion with or provide any information or data to any Person relating to an Acquisition Proposal, or engage in any negotiations concerning an Acquisition Proposal, or knowingly facilitate any effort or attempt to make or implement an Acquisition Proposal. For the purposes hereof, a "Person" shall mean an
                                                  ------
individual, partnership, joint-stock company, corporation, limited liability company, trust or unincorporated organization, and a government or agency or political subdivision thereof.

     SECTION 3.  Representations and Warranties of the Shareholders. Each
                 --------------------------------------------------
Shareholder severally represents and warrants to Landmark as follows:

     (a)  Authority. If such Shareholder is an individual, such Shareholder has
          ---------
full legal capacity and authority to enter into this Agreement and all instruments, documents and agreements contemplated hereby to be executed by or on behalf of such Shareholder and to carry out such Shareholder's obligations hereunder. This Agreement and all instruments, documents and agreements contemplated hereby to be executed by or on behalf of such Shareholder have been or will be at the Closing duly executed and delivered by such Shareholder and constitute, or will constitute, the legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder, except to the extent enforceability is limited by applicable bankruptcy, reorganization, insolvency and similar laws from time to time in effect and subject to general principles of equity and judicial discretion.

     (b)  Existence and Power. If such Shareholder is not an individual, that
          -------------------
such Shareholder is a validly existing company, duly organized and in good standing under the laws of its jurisdiction of organization. It has all requisite company power and authority to execute and deliver this Agreement.

     (c)  No Conflicts; Approvals. Neither the execution, delivery and
          -----------------------
performance by such Shareholder of this Agreement, nor the consummation by such Shareholder of the transactions contemplated hereby, will (a) violate, conflict with or result in a breach of any agreement, contract or other instrument to which such Shareholder is a party, (b) violate or conflict with any order, decree, law, rule or regulation applicable to such Shareholder or by which any property or asset of such Shareholder is bound, or (c) require any consent, approval, authorization or other order of, action by, filing with, or notification to, any federal, state, municipal, foreign or other court or governmental body or agency, or any other regulatory body or Person by such Shareholder.

     (d)  Authorization; Contravention. If such Shareholder is not an
          ----------------------------
individual, that the execution and delivery by it of this Agreement and the performance by it of its obligations hereunder have (1) been duly authorized by all necessary corporate action and (2) do not and will not conflict with or result in a violation of, (A) any provision of its certificate of incorporation or bylaws, or similar organizational document, or (B) any loan or credit agreement, note, mortgage, bond, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to it, the Subject Shares or any of its other properties or assets.

     (e)  Binding Effect. If such Shareholder is not an individual, this
          --------------
Agreement constitutes, or when executed and delivered by it will constitute, a valid and binding obligation of it, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally, by general equity principles, (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

     (f)  Ownership. Such Shareholder is the record owner or beneficial owner of
          ---------
the Subject Shares listed beside its name in Exhibit A, free and clear of all
                                             ---------
liens, security interests, claims, pledges, options, rights of first refusal, limitations on voting rights, charges and other encumbrances of any nature whatsoever except as contemplated by the Purchase Agreement or any Transaction Documents set forth therein. As of the date of this Agreement, it does not own beneficially or of record any equity securities of the Company other than the Subject Shares set forth beside its name on Exhibit A. It has not appointed or
                                            ---------
granted any proxy which is still effective with respect to the Subject Shares. It has sole voting power or power to direct the vote of the Subject Shares set forth beside its name on Exhibit A and on the record date and the date of the
                         ---------
Company Shareholders Meeting at which the Purchase Agreement, the transactions contemplated thereby, and the Merger shall be presented for approval (or the date of any written consent in lieu thereof), it will have sole voting power or power to direct the vote of all its Subject Shares.

     (g)  Litigation. There is no action, suit, investigation, complaint or
          ----------
other proceeding pending against such Shareholder or, to its knowledge, threatened against it or any other Person that restricts in any material respect or prohibits (or, if successful, would restrict or prohibit) the exercise by such Shareholder or its beneficiary of such Shareholder's rights hereunder or the performance by such Shareholder of its obligations hereunder.

     SECTION 4. Miscellaneous Provisions.
                ------------------------

     (a)  Notices. All notices and other communications hereunder shall be in
          -------
writing and shall be deemed duly given (1) on the date of delivery if delivered personally, or by telecopy or telefacsimile, upon confirmation of receipt, (2) on the first business day following the date of dispatch if delivered by a recognized next-day courier service, or (3) on the seventh business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be given to Landmark at its address stated in the Purchase Agreement and all notices to each of the Shareholders shall be given at its address in the register of shareholders of the Company, or, in each case, at any other address as the party may specify for this purpose by notice to the other parties.

     (b)  No Waivers; Remedies; Specific Performance.
          ------------------------------------------

          (1) No failure or delay by Landmark in exercising any right, power or privilege under this Agreement shall operate as a waiver of the right, power or privilege. A single or partial exercise of any right, power or privilege shall not preclude any other or further exercise of the right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement shall be cumulative and not exclusive of any rights or remedies provided by law.

          (2) In view of the uniqueness of the agreements contained in this Agreement and the transactions contemplated hereby and thereby and the fact that Landmark would not have an adequate remedy at law for money damages in the event that any obligation under this Agreement is not performed in accordance with its terms, each of the Shareholders therefore agrees that Landmark shall be entitled to specific enforcement of the terms of this Agreement (without the showing of special, imminent or irreparable damages and without any obligation to post bond or other security or surety) in addition to any other remedy to which Landmark may be entitled, at law or in equity, and if Landmark shall institute any action or proceeding to enforce the provisions hereof, the Shareholders hereby waive the claim or defense that Landmark has an adequate remedy at law.

     (c)  Amendment, Etc. No amendment, modification, termination, or waiver of
          --------------
any provision of any this Agreement, and no consent to any departure by any party hereto or Landmark from any provision of this Agreement, shall be effective unless it shall be in writing and signed and delivered by all the Shareholders and Landmark and, solely with respect to Section 2, this Section 4(c) and Section 4(d), Landmark, and then it shall be effective only in the specific instance and for the specific purpose for which it is given.

     (d)  Successors and Assigns; Third Party Beneficiaries.
          -------------------------------------------------

          (1) No party shall assign any of its rights or delegate any of its obligations under this Agreement. Any assignment or delegation in contravention of this Section 4(d) shall be void ab initio and shall not relieve the assigning or delegating party of any obligation under this Agreement.

          (2) The provisions of this Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective permitted heirs, executors, legal representatives, successors and assigns, and no other person, except that the Company shall be a third party beneficiary under this Agreement with respect to Section 2, Section 4(c) and this
     Section 4(d) and shall be entitled to enforce its rights hereunder directly.

     (e)  Scope. References in this Agreement to the Purchase Agreement shall
          -----
not be deemed to include any amendments to the Purchase Agreement, unless the parties hereto have agreed in writing to such inclusion.

     (f)  Governing Law. This Agreement and all rights, remedies, liabilities,
          -------------
powers and duties of the parties hereto, shall be governed in accordance with the laws of the State of New York without regard to principles of conflicts of laws.

     (g)  Severability of Provisions. If any term or other provision of this
          --------------------------
Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

     (h)  Headings and References. Article and section headings herein are
          -----------------------
included for the convenience of reference only and do not constitute a part of this Agreement for any other purpose. References to parties, express beneficiaries, articles and sections in this Agreement are references to parties to or the express beneficiaries and sections of this Agreement, unless the context shall require otherwise. Any of the terms defined in this Agreement may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. The use in this Agreement of the word "include" or "including," when following any general statement, term or matter, shall not be construed to limit such statement, term, or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

     (i)  Entire Agreement. This Agreement embodies the entire agreement and
          ----------------
understanding of the Shareholders and Landmark, and supersedes all prior agreements or understandings, with respect to the subject matters of this Agreement.

     (j)  Survival. Except as otherwise specifically provided in this Agreement,
          --------
each representation, warranty and covenant of a party contained herein shall remain in full force and effect, notwithstanding any investigation or notice to the contrary or any waiver by any other party or beneficiary of a related condition precedent to the performance by the other party or beneficiary of an obligation under this Agreement. No representation, warranty or covenant shall survive termination of this Agreement pursuant to Section 4(l) below; provided, however, if any party has made a written claim for breach prior to the expiration of any applicable survival period, then in such case the breaching party shall remain liable for any losses resulting from, arising out of or related to the asserted breach.

     (k)  Submission to Jurisdiction; Waivers.  Each Shareholder and Landmark
          -----------------------------------
irrevocably agree that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereto brought by another party hereto or its successors or assigns may be brought and determined in the courts of the State of New York, and each Shareholder and Landmark hereby irrevocably submit with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the non-exclusive jurisdiction of the aforesaid courts. Each Shareholder and Landmark hereby irrevocably waive, and agree not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve process in accordance with the rules of such courts, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

          (l)  Termination. Unless terminated earlier by mutual agreement of the
               -----------
     parties, this Agreement shall terminate upon the first to occur of (i) consummation of the transactions contemplated under the Purchase Agreement or (ii) the termination of the Purchase Agreement pursuant to its terms or
     (iii) January 31, 2002.

          (m)  Counterparts. This Agreement may be signed in any number of
               ------------
     counterparts, each of which shall be an original, with the same effect as if all signatures were on the same instrument.

               [Remainder of this page intentionally left blank.]

          IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.


                              LANDMARK COMMUNICATIONS, INC.



                              By: /s/ Guy R. Friddell, III
                                 --------------------------------------
                                 Name:  Guy R. Friddell, III
                                 Title: Executive Vice President


                              LANDMARK VENTURES VII, LLC



                              By: /s/ Richard A. Fraim
                                 --------------------------------------
                                 Name:  Richard A. Fraim
                                 Title: VP/Sec/Treasurer


                              LEND LEASE INTERNATIONAL PTY. LIMITED [ACN#
                                 000489109]



                              By: /s/ Mark Skinner
                                 --------------------------------------
                                 Name:  Mark Skinner
                                 Title: Power of Attorney

                               [Voting Agreement]

                              STEVEN M. GOLDEN

                              /s/ Steven M. Golden
                              ------------------------------------------

                              STEVEN M. GOLDEN REVOCABLE LIVING TRUST DATED
                                 3/3/98



                              By: /s/ Steven M. Golden
                                 ---------------------------------------
                                 Name:  Steven M. Golden
                                 Title: Trustee


                              STEVEN M. GOLDEN L.L.C.



                              By: /s/ Steven M. Golden
                                 ---------------------------------------
                                 Name:  Steven M. Golden
                                 Title: Member


                              MATTHEW MOOG

                              /s/ Matthew Moog
                              ------------------------------------------

                              MOOG INVESTMENT PARTNERS LP

                              By: /s/ Matthew Moog
                                 ---------------------------------------
                                 Name:  Matthew Moog
                                 Title: Gen. Partner


                              ROBERT J. KAMERSCHEN

                              /s/ Robert J. Kamerschen
                              ------------------------------------------
                               [Voting Agreement]

                              HUGH R. LAMLE


                              /s/ Hugh R. Lamle
                              ------------------------------------------


                              HLBL FAMILY PARTNERS LP


                              By: /s/ Hugh R. Lamle
                                 ---------------------------------------
                                 Name:
                                 Title: Managing GP


                              HUGH AND BETSY LAMLE FOUNDATION


                              By: /s/ Hugh R. Lamle
                                 ---------------------------------------
                                 Name:
                                 Title: President


                              RICHARD H. ROGEL REVOCABLE LIVING TRUST DATED
                                 3/21/90


                              By: /s/ Richard H. Rogel
                                 ----------------------------------------
                                 Name:  Richard H. Rogel
                                 Title:



                              RICHARD ROGEL -- CHARITABLE REMAINDER TRUST


                              By: /s/ Richard H. Rogel
                                 ----------------------------------------
                                 Name:  Richard H. Rogel
                                 Title:

                               [Voting Agreement]

                              [RICHARD ROGEL LIMITED PARTNERSHIP]



                              By: /s/ Richard H. Rogel
                                 -----------------------------------
                                 Name:  Richard H. Rogel
                                 Title:



COOLSAVINGS.COM INC., as third party beneficiary



By: /s/ Matthew Moog
   ----------------------------
   Name:  Matthew Moog
   Title: President & CEO [Voting Agreement]